Garuda Capital Corp
Number                                                                 Shares
1039
                                                               CUSIP 366652 10 5

                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

        This certifies that ** _______________________**

is the owner of  *** _____________________________________________________***

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                              Garuda Capital Corp.

 transferable on the books of the corporation in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada and to the Articles of Incorporation and Bylaws of the Corporation, as now or
  hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.


DATED:




        /S/                    GARUDA CAPITAL CORP                 /S/
     PRESIDENT                    CORPORATE SEAL                SECRETARY
                                     NEVADA

                                [GRAPHIC OMITTED]